Exhibit 10.3

[Insert Fiscal Year] Long-Term Incentive Plan

This document sets forth the SpartanNash Company Long-Term Incentive Plan for awards made during the fiscal year beginning [Insert Start of Performance Period], and covering the [Insert Number of Years in Performance Period] fiscal year period ending [Insert End of Performance Period] (“[Insert Fiscal Year] LTIP”).

1.
Authority and Administration. This [Insert Fiscal Year] LTIP is authorized and administered by the Compensation Committee of the Board of Directors of SpartanNash Company (the “Committee”). Associates who are selected to receive a [Insert Fiscal Year] LTIP award will receive a notification of their designation as a [Insert Fiscal Year] LTIP Participant (“Participant” or “Participants”). For Participants in positions at the Vice President level and above, the target [Insert Fiscal Year] LTIP award value will be split between two award components: a Restricted Stock Unit Award (a “RSU”) and a Performance Share Unit Award (a “PSU”). For Participants at the director level, the [Insert Fiscal Year] LTIP will have only a RSU component. Awards will be subject to plan documents as follows:
a)
Restricted Stock Unit Component. The RSU component of the [Insert Fiscal Year] LTIP will be granted under and subject to the Company’s [Insert Stock Incentive Plan Year] Stock Incentive Plan or [Insert Stock Incentive Plan Year] Stock Incentive Plan (the “[Insert Stock Incentive Plan Year] Plan” and/or, together with the [Insert Stock Incentive Plan Year] Plan, the “Stock Incentive Plans”). The terms and conditions of vesting of all RSUs, including upon termination in the event of death, retirement, disability, or change in control, are set forth in the Stock Incentive Plans and the individual award agreement.
b)
Performance Share Unit Component. The PSU component of the [Insert Fiscal Year] LTIP will be granted under and subject to the Company’s [Insert Stock Incentive Plan Year] Stock Incentive Plan or [Insert Stock Incentive Plan Year] Stock Incentive Plan (the “[Insert Stock Incentive Plan Year] Plan” and/or, together with the [Insert Stock Incentive Plan Year] Plan, the “Stock Incentive Plans”). The terms and conditions of vesting of all PSUs, including upon termination in the event of death, retirement, disability, or change in control, are set forth in the applicable Stock Incentive Plan and this Plan Document.
2.
Restricted Stock Unit Component. The RSU component of the [Insert Fiscal Year] LTIP will consist of RSUs that are scheduled to vest in [Insert Number of Years in Performance Period] equal annual installments, subject to the Participant’s continued employment through the applicable vesting date. Specifically, [Insert Percentage] of the RSUs are scheduled to vest on each of the [Insert Annual Anniversaries During Performance Period] of the grant date, with the final installment vesting in [Insert Final Vesting Date]. An individual award agreement will be issued to each recipient.

Exhibit 10.3

3.
Performance Share Unit Component. This section explains the PSU component of the [Insert Fiscal Year] LTIP.
a)
Target Award Amount. Each Participant’s threshold, target and maximum [Insert Fiscal Year] PSU award opportunity will be communicated to him or her separately in writing. Each [Insert Fiscal Year] PSU award will be paid to the extent SpartanNash achieves at least the threshold level of performance for the applicable performance metric, and the Participant otherwise satisfies the requirements of the [Insert Fiscal Year] LTIP.
b)
Performance Period and Metrics.
i.
Performance Period. The “Performance Period” for the [Insert Fiscal Year] PSU will begin on [Insert Start of Performance Period], and end on [Insert End of Performance Period].
ii.
Metrics. The performance payout under the [Insert Fiscal Year] LTIP will be determined by SpartanNash’s performance with respect to the metrics below, each of which will be weighted by the corresponding percentage:

Performance Metric	Percentage of PSU Award
[Insert Performance Measurement(s)][1]

[1]	[Insert Definition of Performance Measurement]

c) Performance Goals and Payouts. [Insert narrative description of Performance Measurement target(s)]. PSU award payouts will be determined by the following payout schedule(s) [Insert Performance Measurement(s)]:

Performance Level	[% of Target]	[Insert Performance Measurement(s)]	Payout % of Target
Threshold	[Insert Percentage(s)]	[Insert Threshold(s)]	[Insert Percentages]
-
-
-
Target
-
-
-
Maximum

If SpartanNash’s actual performance achieved for [Insert Performance Measurement(s)] exceeds the threshold level and falls between specified levels in the scale, then the percentage of the Target Award that will be paid will be determined by linear interpolation.

d) Exclusions. [Insert Performance Restriction(s)]. In addition, the evaluation of these metrics will exclude (a) asset write downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

Exhibit 10.3

(d) any reorganization and restructuring programs, (e) extraordinary non-recurring or infrequently occurring items as described in ASC 225-20 Presentation-Income Statement – Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year(s), (f) foreign exchange gains and losses, (g) the temporary effect of dilution resulting from a convertible note or like instrument, (h) the effect of share repurchases executed during the period which are in excess of incremental shares from employee share-based awards and (i) other items that do not represent ongoing operations of the Company.

e) Payment of PSU; Form of Payment. The shares earned under the PSU award for the Performance Period shall be paid to the Participant as soon as feasible following the completion of the PSU award calculations for the Performance Period; provided, however, such PSU award shall be paid no later than the 15th day of the third month following the end of the Performance Period in which the goals for the PSU award have been met.

f) Effect of Termination of Employment without a Change in Control. Except as set forth in paragraph (f) below: (a) if a Participant’s employment with SpartanNash terminates for any reason other than Retirement, Death, or Total Disability before the end of a Performance Period, any unearned portion of the [Insert Fiscal Year] PSU award will be forfeited; and (b) if a Participant’s employment terminates for Retirement, Death or Total Disability, eligibility for payout of the [Insert Fiscal Year] PSU award will be determined as follows:

i.
Death or Total Disability. If more than 12 months remain in the Performance Period, the Participant’s Target Award will be paid on a pro-rata basis based on the number of full weeks of employment during the Performance Period. The PSU award will be paid no later than the 15th day of the third month following the date of death or Total Disability. If 12 months or less remain in the Performance Period, then following the completion of the Performance Period, any earned PSU award will be paid based on actual performance results on a pro-rata basis based on the number of full weeks of employment during the Performance Period. The PSU award will be paid no later than the 15th day of the third month following the date of the end of the Performance Period.
ii.
Retirement. In the event of termination due to Retirement, the PSU award, if any, will be the amount the Participant would have earned had he or she remained employed with SpartanNash until the end of the Performance Period based on actual performance results, paid on a pro-rated basis for the number of full weeks of employment during the Performance Period. The PSU award will be paid no later than the 15th day of the third month following the date of the end of the Performance Period.
iii.
After the Performance Period. For termination of employment occurring after the Performance Period but before the payout date, the earned PSU award (if any) will be paid in full no later than the 15th day of the third month following the end of the Performance Period.

Exhibit 10.3

g) Change in Control.

i.
Before the end of the Performance Period. Upon a Change in Control of SpartanNash (as defined in the Plan) before the end of the Performance Period, if this PSU award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board (each as constituted prior to the Change in Control), then the PSU award shall immediately become vested on a pro-rata basis and delivered to the Participant and the PSU award will be paid no later than the 15th day of the third month following the Change in Control. If this PSU award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board (each as constituted prior to the Change in Control), and if within two years after the effective date of the Change in Control, a Participant’s employment with the surviving entity and all of its affiliates (the “employer”) is involuntarily terminated without Cause, then the PSU award shall immediately become vested on a pro-rata basis and delivered to the Participant no later than the 15th day of the third month following the Participant’s involuntary termination without Cause in connection with the Change in Control. If the first fiscal year of the Performance Period has not lapsed, a Participant shall receive the payout assuming Target performance was achieved. If the first fiscal year of the Performance Period has lapsed, the payout shall be based on the greater of the Target Performance Level or actual Performance Level, with actual Performance Level reflecting [Insert Performance Measurement(s)] based on performance through the latest completed fiscal year during the Performance Period to be paid on a pro-rata basis for the number of full weeks completed in the Performance Period prior to the Change in Control.
ii.
After Performance Period. Upon a Change in Control following the Performance Period, any earned but unpaid [Insert Fiscal Year] PSU award will be payable in full no later than the 15th day of the third month following the end of the Performance Period.

h) Executive Severance Agreement. The [Insert Fiscal Year] PSU award opportunity described in this [Insert Fiscal Year] PSU is not subject to the provisions of any Executive Severance Agreement with the Company. In the event of a Change in Control, a Participant’s right to receive any portion of the PSU award described in this [Insert Fiscal Year] LTIP will be governed exclusively by the terms and conditions of this LTIP.

4.
Clawback. All [Insert Fiscal Year] LTIP Awards shall be subject to the Company’s clawback policy in effect as of the grant date or as, as may be amended from time to time to comply with applicable law.
5.
Delegation of Authority. The Committee has delegated to the Chief Human Resources Officer and her designees the authority to administer and interpret the [Insert Fiscal Year] LTIP with respect to Participants other than Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, provided that such administration and interpretation is not contrary to the applicable Stock Incentive Plan, this [Insert Fiscal Year] LTIP, or any determination of the Committee.
6.
Post-Employment Agreements. As a condition of, and in consideration for, participation in the [Insert Fiscal Year] LTIP, a Participant must agree to the post-employment covenants regarding non-competition, non-solicitation and other matters set forth in Exhibit A to this document. Any Participant in the [Insert Fiscal Year] LTIP must provide a signed acknowledgement of such agreement.

Exhibit 10.3

7.
Other Rules of Participation.
a)
Associates who are selected to receive a [Insert Fiscal Year] LTIP award will receive a notification of their designation as a [Insert Fiscal Year] LTIP Participant. Only associates who are in eligible roles on [Insert Start of Performance Period], or who are hired or promoted into a full-time eligible role on or before October 1, [Insert First Year of Performance Period], may be considered for a [Insert Fiscal Year] LTIP award. Any award to a newly hired or newly eligible participant after [Insert Start of Performance Period] will be prorated based on full months of service employed during the fiscal year for the RSU award or prorated based on the number of full weeks completed in the Performance Period for the PSU award, and such prorated amount will be reflected in the Participant’s award agreement or notice.
b)
For PSU awards, if a Participant is on a non-FMLA leave during the Performance Period, then the [Insert Fiscal Year] PSU award payout, if any, will be prorated based on the number of weeks worked during the Performance Period.
c)
For PSU awards, associates who are on leave at the beginning of the Performance Period and terminate employment prior to returning to work are not eligible to receive an award.
d)
You will accrue dividend equivalent amounts equal in value to the dividends you would have received in the absence of any restrictions. The dividend equivalents, and any other non-cash dividends or distributions paid, with respect to a given LTIP award shall be subject to the same restrictions and performance conditions as those relating to that RSU or PSU award granted under this LTIP. Upon vesting of the applicable RSU or PSU award, Participant will receive cash equal to the value of the dividend equivalents that were accrued and earned with respect to that award. Once the shares subject to the LTIP award are issued in the Participant’s name, the Participant will have all shareholder rights, including the right to transfer the shares received, subject to such conditions as SpartanNash may reasonably specify to ensure compliance with federal and state securities laws.
8.
General Terms and Conditions
a)
Benefits Not Guaranteed; No Rights to Award. Neither the establishment and maintenance of the LTIP nor participation in the LTIP shall provide any guarantee or other assurance that RSU or PSU awards will be payable under the LTIP. No Participant or other person shall have any claim to be granted any award or benefit under the LTIP and there is no obligation of uniformity of treatment of Participants under the LTIP. The terms and conditions of any award or benefit of the same type and the determination of the Committee to grant a waiver or modification of any award or benefit and the terms and conditions thereof need not be the same with respect to each Participant.
b)
No Right to Participate. Nothing in this LTIP shall be deemed or interpreted to provide a Participant or any non-participating associate with any contractual right to participate in or receive benefits under the LTIP. No designation of a person as a Participant for all or any part of the Performance Period shall create a right to any award, compensation, or other benefits of the LTIP for any other Performance Period.

Exhibit 10.3

c)
No Employment Right. Participation in this LTIP shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subsidiary will continue to employ any individual and this LTIP shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or any subsidiary to determine the terms and conditions of employment of any Participant or other person or to terminate the employment of any Participant or other person with or without cause at any time.
d)
Not an ERISA Plan. The LTIP is an incentive compensation program for Participants. Because the LTIP does not provide welfare benefits and does not provide for the deferral of compensation until termination of employment, it is established with the intent and understanding that it is not an employee benefit plan within the meaning of the federal Employee Retirement Income Security Act of 1974, as amended.
e)
No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or pledge any benefit provided under this LTIP. Payment of any amount due or to become due under this LTIP shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process, unless otherwise specifically ordered by any court of competent jurisdiction.
f)
Withholding and Payroll Taxes. The Company shall have the right to withhold any shares that would otherwise be released upon vesting having a Fair Market Value equal to the taxable obligations. The Participant may elect to satisfy his or her obligation to advance the applicable withholding taxes by any of the following means: (1) a cash payment to the Company; (2) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Participant pursuant to the award, a number of whole shares having a Fair Market Value, determined as of the date the tax obligation arises, equal to the required withholding taxes; or (3) any combination of (1) and (2). Shares to be delivered or withheld may not have a Fair Market Value in excess of the maximum statutory withholding. Any fraction of a share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No shares shall be delivered until the required withholding taxes have been satisfied in full.
g)
Incapacitated Payee. If the Committee determines that a person entitled to a payment hereunder is incapacitated, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant’s Beneficiary at the time or times otherwise payable hereunder, in total discharge of the LTIP’s obligations to the Participant or Beneficiary.
h)
Governing Law. The validity, construction, and effect of the LTIP and any rules and regulations relating to the LTIP shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

Exhibit 10.3

i)
Construction. The singular includes the plural, and the plural includes the singular. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the LTIP. The LTIP is intended to be exempt from Section 409A of the Internal Revenue Code by providing for short-term deferrals as described in Treasury Regulations § 1.409A-1(b)(4) and shall be interpreted and administered to achieve that purpose, with each payment hereunder considered a separate payment for purposes of Section 409A of the Internal Revenue Code.
j)
Severability. In the event any provision of the LTIP shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the LTIP and the LTIP shall be construed and enforced as if the illegal or invalid provision had not been included.
k)
No Limit on Other Compensation Arrangements. Nothing contained in the LTIP shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
9.
Definitions. The following terms shall have the definitions stated unless the context requires a different meaning. Other defined terms shall have the meanings ascribed to them herein.
a)
“Beneficiary” means the individual, trust or other entity designated by the Participant to receive any PSU award under the LTIP after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Company in a form approved by the Company. A Participant’s will or other estate planning document is not effective for this purpose. If a designation has not been completed properly and filed with the Company or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining PSU award under this LTIP, if any, shall be paid to the Participant’s estate.
b)
“Cause” has the meaning given to it in the applicable Stock Incentive Plan covering the applicable award.
c)
“Change in Control” has the meaning given to it in the applicable Stock Incentive Plan covering the applicable award.
d)
“Retirement” means termination of employment on or after the earlier of the date the Participant reaches (a) age 65; or (b) age 55, and completion of at least ten Years of continuous service since the later of the Participant’s most recent date of hire or, if the Participant became an associate of the Company in connection with a merger or acquisition, the date of the Participant’s hire by the entity that is the subject of such merger or acquisition. Service completed prior to the most recent date of hire shall not count as continuous service unless the Participant completed ten continuous years of service before a break in service.
e)
“Surviving Spouse” means the husband or wife of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and the spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this LTIP that the Participant survived the spouse.

Exhibit 10.3

f)
“Total Disability” means the condition of a Participant who is and remains eligible for total and permanent disability benefits under § 223 of the Social Security Act, as amended.

Exhibit 10.3

Exhibit A

SpartanNash Company

Post-Employment Competition Agreement

1.
Introduction

SpartanNash faces intense competition in all of its lines of business. Your employment with SpartanNash has required, and will continue to require, that you work with SpartanNash’s non-public, proprietary, confidential or trade secret information (all such information, “Confidential Information”), which is vitally important to SpartanNash’s success. You have also participated in and developed relationships with SpartanNash customers in the course of your employment.

It is important that SpartanNash take steps to protect its Confidential Information and business relationships, even after your employment with SpartanNash concludes for any reason. Your disclosure of Confidential Information or interference with SpartanNash’s relationships could do serious damage to the business, finances, or reputation of SpartanNash. For these reasons, SpartanNash requires that you agree to the restrictions set forth below as consideration for, and as a condition of receipt of, your [Insert Fiscal Year] LTIP award.

2.
Important Definitions

As used in this document:

“Agreement” means this post-employment competition agreement.

“Business” means the Company’s Wholesale Segment (defined below) and the Retail Segment (defined below):

•
The “Wholesale Segment” means: the manufacture, procurement, sale, or distribution of Products (defined below), or provision of any value-added services, to the Company-owned retail stores, independent retailers, national accounts, food service distributors, e-commerce providers, the Defense Commissary Agency (“DeCA”) and any U.S. military commissaries and exchanges worldwide, brokers, and manufacturers with whom SpartanNash conducted business or was preparing to conduct business at any time during the 24-month period preceding the termination of your employment for any reason; and
•
The “Retail Segment” means: the operation of any corporate-owned retail grocery store and fuel centers or other business that obtains, or plans to obtain, twenty percent (20%) or more of its gross revenue from retail sales of Products (as defined below).

“Covered Customer” means any Person to whom SpartanNash provided goods or services at any time during the 24-month period preceding the termination of your employment for any reason, with which or with whom you first had contact directly or indirectly as part of your job responsibilities (including oversight responsibility) with SpartanNash or about which or whom you learned Confidential Information.

Exhibit 10.3

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, proprietorship, other business organization, business trust, union, association or governmental or regulatory entities, department, agency, or authority.

“Products” means grocery and related products including, but not limited to, nationally branded and private label grocery products and perishable food products (including dry groceries, produce, dairy products, meat, delicatessen items, bakery goods, frozen food, seafood, floral products, beverages, tobacco products, fresh protein-based foods, prepared meals, and value-added products such as fresh-cut fruits and vegetables and prepared salads), general merchandise, health and beauty care products, pharmacy products (prescription and non-prescription drugs), fuel and other items offered by SpartanNash.

“Restricted Area” means (i) with respect to the Wholesale Segment, the United States, Europe, Cuba, Puerto Rico, Bahrain, Egypt and any other country in the world where SpartanNash engages or was prepared to engage with the DeCA and any U.S. military commissaries and exchanges worldwide, in each case, at any time during the 24-month period preceding the termination of your employment for any reason; or (ii) with respect to the Retail Segment, in Iowa, Michigan, Minnesota, Nebraska, North Dakota, Ohio, South Dakota, and Wisconsin, as well as any other state in the United States where SpartanNash engages in the Retail Segment or was preparing to engage in the Retail Segment, in each case, at any time during the 24-month period preceding the termination of your employment for any reason.

“SpartanNash” means SpartanNash Company and any of its subsidiaries.

3.
Your Agreements

By accepting the LTIP award, you agree that, while you are employed with SpartanNash and for twelve (12) months following the termination of your employment for any reason, you will not, directly, or indirectly:

a.
be employed or engaged by, own any interest in, manage, control, participate in, serve on the board of directors of, consult with, provide advice to, contribute to, lend money to or otherwise finance, hold a security interest in, render services for, or provide assistance to, any Person that engages or is preparing to engage, anywhere within the Restricted Area, in any Business with respect to which you had responsibility at any time within the 24-month period preceding the termination of your employment for any reason, or with respect to which you possess any Confidential Information; provided, however, that you may make passive investments of not more than one percent (1%) of the capital stock or other ownership or equity interest, or voting power, in a public company, registered under the Securities Exchange Act of 1934, as amended;

Exhibit 10.3

b.
solicit or conduct business with any Covered Customer or any current, former, or prospective supplier; or
c.
otherwise induce any current, former, or prospective customer, supplier, contractor, or other third party to stop doing business with SpartanNash, adversely change the terms or amount of its business with SpartanNash, refuse to do business with SpartanNash; or
d.
otherwise interfere with any SpartanNash business relationships; or hire, engage, or solicit for employment or engagement any individual who was employed or engaged by SpartanNash at any time within the 24-month period preceding the termination of your employment for any reason, or encourage or persuade any such individual to end his or her relationship with SpartanNash.

In addition to the above restrictions, you agree that you will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as authorized by SpartanNash. You agree to deliver to SpartanNash immediately upon termination of your employment, or at any time SpartanNash so requests, all tangible items containing any Confidential Information (including, without limitation, all memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes taken by or provided to Employee, and any other documents or items of a confidential nature belonging to SpartanNash) whether in hard copy, electronic, or other format, together with all copies of such material in your possession or control. Your obligations under this Section are indefinite in term and shall survive the termination of this Agreement

Lastly, you agree that the restrictions above are necessary to ensure the protection and continuity of the business and goodwill of SpartanNash, and that the restrictions are reasonable as to geography, duration, and scope.

4.
Other Terms and Conditions
a.
Coordination with Other Agreements. This document, together with the SpartanNash [Insert Stock Incentive Plan Year(s)] Stock Incentive Plan and any award letter issued thereunder, sets forth the entire agreement between you and SpartanNash with respect to its subject matter, and merges and supersedes all prior discussions, negotiations, representations, proposals, agreements and understandings of every kind and nature between you and SpartanNash with respect to its subject matter; except that, this Agreement does not impair, diminish, restrict or waive any other restrictive covenant, nondisclosure obligation or confidentiality obligation you have to SpartanNash under any other agreement, policy, plan or program of SpartanNash, all of which remain in effect and constitute separate, enforceable obligations. You and SpartanNash represent that, in executing this Agreement, you and SpartanNash have not relied upon any representations or statements made, other than those set forth in this document, with regard to the subject matter, basis or effect of this Agreement.

Exhibit 10.3

b.
Severability; “Blue Penciling.” If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, then any such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law and then so enforced. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. A determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal, or unenforceable will not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.
c.
Waiver. SpartanNash’s failure to enforce any term, provision or covenant of this Agreement will not be construed as a waiver. Waiver by SpartanNash of any breach or default by you or any other person will not operate as a waiver of any other breach or default.
d.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon SpartanNash, any successor organization which shall succeed to SpartanNash by acquisition, merger, consolidation, or operation of law, or by acquisition of assets of SpartanNash and any assigns of SpartanNash. You may not assign your obligations under this Agreement.
e.
Modification; Amendment. This Agreement may not be changed orally but may be changed only in a writing signed by you and an officer of SpartanNash holding the title of Senior Vice President or any more senior position.
f.
Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Michigan without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. In any action brought by SpartanNash under or relating to this Agreement, you consent to exclusive jurisdiction and venue in the federal and state courts in, at the election of SpartanNash, (i) the State of Michigan and (ii) any state and county in which SpartanNash contends that you have breached this Agreement. In any action brought by you under or relating to this Agreement, SpartanNash consents to the exclusive jurisdiction and venue in the federal and state courts of the State of Michigan, County of Kent.
g.
Relief. In addition, you agree that SpartanNash would suffer irreparable harm if you were to breach, or threaten to breach, your agreements in Section 3 above and that SpartanNash would by reason of such breach, or threatened breach, to the extent permitted under applicable state law, be entitled to injunctive relief in an appropriate court, without the need to post any bond, and you consent to the entry of injunctive relief prohibiting you from breaching your agreements in Section 3 above. You also agree that SpartanNash may claim and recover money damages in addition to injunctive relief. Furthermore, in the event you were to breach, or threaten to breach, any of your agreements in Section 3 above, any unvested or unpaid portion of the LTI Award will be forfeited.